UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2016

City Office REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36409	98-1141883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1075 West Georgia Street, Suite 2010, Vancouver, British Columbia,		V6E 3C9
(Address of principal executive offices)		(Zip Code)

(604) 806-3366

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 of this Current Report on Form 8-K regarding the restricted stock unit award agreements described under Item 5.02 is hereby incorporated by reference under this Item 1.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2016, City Office REIT, Inc. (the “Company”) entered into restricted stock unit award agreements with its executive officers as listed below. These restricted stock unit award agreements were approved by the Company’s Board of Directors (the “Board”), as recommended by the Compensation Committee of the Board (the “Compensation Committee”), at meetings that occurred on March 2, 2016, where the Compensation Committee recommended and the Board approved the restricted stock units pursuant to the Company’s 2014 Equity Incentive Plan (the “Plan”) as indicated in the table below. The awards were made pursuant to restricted stock unit award agreements between the Company and each of its executive officers, subject to vesting over a three-year period. Restricted stock units vest in three equal installments on each of the first three anniversaries of the grant date and shall vest in full upon the termination of employment without Cause (as defined in the form of award agreement). If earned, the restricted stock units will be settled in the form of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), pursuant to the Plan, or if approved by the Compensation Committee, in cash of equivalent value. Restricted stock units do not entitle the recipient the rights of a holder of Common Stock until shares are issued in settlement of the vested units. As dividends are paid on the Company’s common stock, additional restricted stock units will be issued covering that number of shares of Common Stock with a value equivalent to the total dividends that would be paid on the number of shares underlying the restricted stock units.

The following table sets forth the executive officers who received the restricted stock unit awards on March 3, 2016:

Recipient	Number of Restricted Stock Units Awarded Pursuant to Restricted Stock Unit Award Agreements
James Farrar — Chief Executive Officer	25,000
Gregory Tylee — President and Chief Operating Officer	25,000
Anthony Maretic — Chief Financial Officer, Secretary and Treasurer	15,000

The foregoing description of the restricted stock unit award agreements does not purport to be complete and is qualified in its entirety by the full text of such agreement filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Form of Restricted Stock Unit Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY OFFICE REIT, INC.

Date: March 9, 2016	By:	/s/ James Farrar
	Name:	James Farrar
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Restricted Stock Unit Award Agreement.